UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________ FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 27, 2004

Date of Report (Date of earliest event reported)

ESTERLINE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-06357	13-2595091

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500-108th Avenue NE, Bellevue, Washington 98004

(Address of principal executive offices)	(Zip Code)

(425) 453-9400

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets; Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

      On August 27, 2004, Esterline Technologies Corporation, a Delaware corporation ("Esterline"), completed the acquisition of Leach Holding Corporation ("Leach") for $145 million, excluding acquisition costs and an adjustment for the change in working capital of Leach between December 31, 2003 and closing, pursuant to an Agreement and Plan of Merger, dated as of July 8, 2004 (the "Merger Agreement"). In addition, $12.5 million of the consideration has been placed in escrow for six months as security for the stockholders' indemnification obligations under the Merger Agreement. Pursuant to the Merger Agreement, a subsidiary of Esterline merged with and into Leach, with Leach surviving as a wholly-owned subsidiary of Esterline.

      Esterline partially financed the Leach acquisition using cash on hand and $23.0 million provided through an August 26, 2004 draw down of its $60.0 million credit facility made available through a group of banks, with Wachovia Bank acting as administrative and collateral agent. The credit facility is secured by substantially all of Esterline's assets and interest is based on standard inter-bank offering rates. The credit agreement for the facility contains covenants, including but not limited to, restrictions on liens, making certain investments in third parties, capital expenditures, incurrence of additional indebtedness, repurchase of Esterline's common stock, declaration of dividends and certain asset dispositions. In addition, the credit agreement requires that Esterline comply with certain financial covenants, including a maximum leverage ratio, a fixed charge coverage ratio, a total debt to capitalization ratio and a minimum tangible net worth. As of the date of this report, Esterline was in compliance with the terms of the covenants of the credit agreement.

      The Merger Agreement is filed as Exhibit 2.01 to this report and the press release issued by Esterline regarding the Leach acquisition is filed as Exibit 99.1 to this report, each of which is incorporated into this report by reference. The summary of the provisions of the Merger Agreement is not complete and is qualified in its entirety by the provisions of the Merger Agreement. The press release regarding the Leach acquisition should be read in conjunction with the note regarding forward-looking statements, which is included in the press release.

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Item 9.01	Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description

2.01

Agreement and Plan of Merger dated as of July 8, 2004 among Esterline Technologies Corporation, Esterline Technologies Holdings Limited, Esterline Acquisition Sub, Inc., Leach Holding Corporation and Robert Sires (Incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K filed July 9, 2004 [Commission File Number 1-6357])

99.1	Press release announcing the Leach acquisition issued by Esterline Technologies Corporation dated August 30, 2004

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTERLINE TECHNOLOGIES CORPORATION

Dated: August 31, 2004	By:	/s/ Robert D. George

		Name: Title:	Robert D. George Vice President, Chief Financial Officer, Secretary and Treasurer

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EXHIBIT INDEX

Exhibit No.	Description

2.01

Agreement and Plan of Merger dated as of July 8, 2004 among Esterline Technologies Corporation, Esterline Technologies Holdings Limited, Esterline Acquisition Sub, Inc., Leach Holding Corporation and Robert Sires (Incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K filed July 9, 2004 [Commission File Number 1-6357])

99.1	Press release announcing the Leach acquisition issued by Esterline Technologies Corporation dated August 30, 2004

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